Exhibit 10(r)

FLEET FINANCIAL GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

ARTICLE 1. INTRODUCTION

1.1 Amendment of Plan. Fleet Financial Group, Inc. hereby amends, restates and continues the Fleet Financial Group Supplement Executive Retirement Plan, effective as of January 1, 1996.

1.2 Purpose of Plan. The purpose of the Plan is to facilitate the retirement of select key executive employees by further supplementing the benefits to which they are entitled under the Fleet Financial Group, Inc. Pension Plan.

1.3 Status. The Plan is intended to be a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employees Retirement Income Security Act of 1974 (ERISA), and shall be interpreted and administered accordingly.

ARTICLE 2. DEFINITIONS

Unless defined herein, any word, phrase or term used in this Plan shall have the meaning given to it in the Basic Plan. However, the following terms have the following meanings unless a different meaning is clearly required by the context:

2.1 “Basic Plan” means The Fleet Financial Group, Inc. Pension Plan, as amended and in effect from time to time.

2.2 “Beneficiary” means any individual other than the Participant entitled to receive benefits under the terms of the Basic Plan.

2.3 “Code” means the Internal Revenue Code of 1986, as amended.

2.4 “Committee” means the Human Resources and Planning Committee, or any successor committee, of the Board of Directors of the Company or other person or persons designated to administer the Plan pursuant to Article 6.

2.5 “Company” means Fleet Financial Group, Inc.

2.6 “Eligible Employee” means each executive Employee of the Employer who participates in the Basic Plan.

2.7 “Employer” means the Company and its subsidiaries and affiliates.

2.8 “Participant” means any Eligible Employee selected to participate in the Plan in accordance with Article 3.

2.9 “Plan” means the Fleet Financial Group, Inc. Supplemental Executive Retirement Plan as set forth herein and in all subsequent amendments hereto.

ARTICLE 3. PARTICIPATION

3.1 Selection of Participants. The Chief Executive Officer of the Company shall select from time to time those Eligible Employees who will be Participants in the Plan.

3.2 Termination of Participation. The Chief Executive Officer of the Company may terminate a Participant prospectively or retroactively for any reason. Any such termination of participation will likewise terminate any right of the Participant (and his beneficiaries) to receive any benefit under the Plan.

ARTICLE 4. SOURCE OF BENEFIT PAYMENTS

4.1 Obligation of Company. The Company will establish on its books a liability with respect to its obligation for benefits payable under the Plan to Participants (and their Beneficiaries). Each Participant and Beneficiary will be an unsecured general creditor of the Company with respect to all benefits payable under the Plan.

4.2 No Funding Required. Nothing in the Plan will be construed to obligate the Company to fund the Plan. However, the Company may but shall not be required to establish a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a “grantor trust”) and may deposit funds with the trustee of the trust sufficient to satisfy the benefits provided under the Plan. If the Company establishes such a grantor trust and, if at the time of a “change of control” as defined in the trust, the trust has not been fully funded, the Company shall, within the time and manner specified under such trust, deposit in such trust amounts sufficient to satisfy all obligations under the Plan as of the date of deposit. In all events the Company shall remain ultimately liable for the benefits payable under the Plan, and, to the extent the assets at the disposal of the trustee are insufficient to enable the trustee to satisfy all benefits, the Company shall pay all such benefits necessary to meet its obligations under the Plan.

4.3 No Claim to Specific Benefits. Nothing in the Plan will be construed to give any individual rights to any specific assets of the Company, or any other person or entity.

ARTICLE 5. BENEFITS

5.1 Amount of Benefits. The amount of the benefit payable under the Plan to a Participant (or to the Participant’s Beneficiary, in the event of the Participant’s death) will be equal to (a) minus (b), but not less than zero, where

(a) is the amount of the benefit the Participant (or Beneficiary) would have been entitled to receive under the Basic Plan if (i) the term “Compensation” under the Basic Plan included bonus awards to which the Participant is entitled under the Corporate Executive Incentive Plan or other incentive award program and (ii) the limitations of sections 401(a)(17) and 415 of the Code (and provisions of the Basic Plan applying those limitations) did not exist; and

(b) is the sum of (i) the benefit payable to the Participant (or Beneficiary) under the Basic Plan and (ii) the benefit payable to the Participant (or Beneficiary) under the Fleet Financial Group, Inc. Restated Retirement Income Assurance Plan, as in effect from time to time.

5.2 Calculation and Payment of Benefits. Benefits payable under the Plan shall be calculated in the same manner, paid in the same form, commence at the same time, and paid under the same terms and conditions as the benefits payable to the Participant (or Beneficiary) under the Basic Plan.

5.3 Death Benefits. In the event of the death of the Participant, benefits under the Plan will become payable to the Participant’s Beneficiary, under the same terms and conditions specified in the Basic Plan.

5.4 Effect of Termination of Benefits under the Basic Plan. If for any reason a Participant or Beneficiary is not entitled to receive or ceases to have the right to receive benefits under the Basic Plan, such Participant or Beneficiary shall also not be entitled to receive and shall cease to have the right to receive benefits under the Plan.

ARTICLE 6. ADMINISTRATION

The Plan will be administered by the Committee. The Committee will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith, provided such procedures are consistent with the requirements of Section 503 of ERISA and the regulations thereunder. All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned. No member of the Committee who is a Participant in the Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself or herself (or to his or her Beneficiaries).

The Committee in its sole discretion may delegate certain of its duties and responsibilities to the Corporate Benefits Director of the Company. For purposes of the Plan, any action taken by the Corporate Benefits Director pursuant to such delegation will be considered to have been taken by the Committee. The Company agrees to indemnify and to defend to the fullest possible extent permitted by law any member of the Committee and the Corporate Benefits Director (including any person who formerly served as a member of the Committee or as a Corporate Benefits Director) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 7. AMENDMENT OR TERMINATION OF PLAN

The Plan may be altered, amended, revoked or terminated in writing by the Committee or the Company in any manner and at anytime; provided, however, following a “change of control” as defined in the trust referred to under Section 4.2 above, no such alteration, amendment, revocation or termination shall reduce the amounts of a Participant’s benefit or his or her rights to such benefit as determined under the provisions of the Plan in effect immediately prior to such change of control, or otherwise adversely affect the Participant’s benefits under the Plan, without the written consent of the Participant; and further provided, however, following a “change of control” as defined in the trust referred to under Section 4.2, the provisions of this Article 7 may not be amended.

ARTICLE 8. MISCELLANEOUS

8.1 No Assignment or Alienation. None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of the Participant or Beneficiary or to attachment or-garnishment or other legal process by any such creditor; nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

8.2 Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the Company, the Employer, or the Committee. In no event will the Plan be deemed to constitute a contract between any employee and the Company, Employer, or the Committee. This Plan shall not be deemed to be consideration for, or an inducement for the performance of, services by any employee.

8.3 Receipt and Release. Any payment under the Plan to any Participant or Beneficiary, or to any individual as described in Section 8.4 shall be in satisfaction of all claims with respect to benefits under the Plan against the Company, any Employer, and the Committee.

8.4 Payment for the Benefit of an Incapacitated Individual. If the committee of the Basic Plan determines that payments due to a Participant under the Basic Plan must be paid to another individual because of a Participant’s incapacitation, benefits under the Plan will be paid to that same individual designated for that purpose under the applicable provisions of the Basic Plan.

8.5 Governing Law. The Plan will be construed, administered, and governed under the laws of the State of Rhode Island, to the extent not preempted by federal law.

8.6 Severability. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

8.7 Headings and Subheadings. Headings and subheading are inserted for convenience only and are not to be considered in the construction of the provisions of the Plan.

IN WITNESS WHEREOF, Fleet Financial Group, Inc. has caused this Plan to be executed by its duly authorized officer this 19th day of June, 1996.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl

AMENDMENT ONE

TO THE

FLEET FINANCIAL GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

Sections 5.1, 5.2 and 5.3 are amended effective January 1, 1997 to read as follows:

5.1 Amount of Benefits. The amount of the benefit payable under the Plan to a Participant will be equal to (a) minus (b), but not less than zero, where

(a) is the amount of the benefit the Participant would have been entitled to receive under the Basic Plan in the form of a “Single Life Annuity” commencing on his “Annuity Starting Date: if (i) the term “Compensation” under the Basic Plan included bonus awards to which the Participant is entitled under the Corporate Executive Incentive Plan or other incentive award program, (ii) the limitations of sections 401(a)(17) and 415 of the Code (and provisions of the Basic Plan applying those limitations) did not exist, and (iii) the Participant were treated under the Basic Plan as a “Participant” who is not a “Cash Balance Participant”; and

(b) is the sum of (i) the benefit payable to the Participant under the Basic Plan and (ii) the benefit payable to the Participant under the Fleet Financial Group, Inc. Retirement Income Assurance Plan, as in effect from time to time; provided that the amounts determined in (i) and (ii) shall be expressed in the form of a “Single Life Annuity” commencing on the Participant’s “Annuity Starting Date” (with such quoted terms having the meaning set forth in the Basic Plan).

5.2 Calculation and Payment of Benefits. Except with respect to a Participant who is a “Cash Balance Participant” under the Basic Plan, benefits payable under the Plan shall be calculated in the same manner, paid in the same form, commence at the same time, and paid under the same terms and conditions as the benefits payable to the Participant (or Beneficiary) under the Basic Plan. A Participant who is a “Cash Balance Participant” under the Basic Plan shall have the right to elect benefits under the Plan under the same terms and conditions (and only under the same terms and conditions), including but not limited to manner of calculation, form of payment and time of commencement, as the Participant would under the Basic Plan if the Participant were not a “Cash Balance Participant.”

5.3 Death Benefits. In the event of the death of the Participant before benefits have commenced, death benefits under the Plan will become payable to the Participant’s Beneficiary under the same terms and conditions as specified in the Basic Plan, determined as if (where applicable) the Participant were not a “Cash Balance Participant” under the Basic Plan. In the event of the death of the Participant after benefits have commenced, death benefits under the Plan will be payable to the Participant’s Beneficiary in accordance with the form of distribution elected by the Participant.

IN WITNESS WHEREOF, this Amendment One has been adopted by the Human Resources and Planning Committee on the 18th day of June, 1997 and is executed by a duly authorized officer of Fleet Financial Group, Inc.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl
William C. Mutterperl
Senior Vice President

2

AMENDMENT TWO

TO THE

FLEET FINANCIAL GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

Sections 5.1 and 52 are amended effective October 15, 1997 to read as follows:

5.1 Amount of Benefits. The amount of the benefit payable under the Plan to a Participant will be equal to (a) minus (b), but not less than zero, where

(a) is the amount of benefit the Participant would have been entitled to receive under the Basic Plan in the form of a “Single Life Annuity” commencing on his “Annuity Starting Date” if (i) under Section 5.1(a)(i) of the Basic Plan, “52.5%” were replaced by “60%”, (ii) the term “Compensation” under the Basic Plan included bonus awards to which the Participant is entitled under the Corporate Executive Incentive Plan or other incentive award program, (iii) the limitations of sections 401(a)(17) and 415 of the Code (and the provisions of the Basic Plan applying those limitations) did not exist, and (iv) the Participant were treated under the Basic Plan as a “Participant” who is not a “Cash Balance Participant”; and

(b) is the sum of (i) the benefit payable to the Participant under the Basic Plan, and (ii) the benefit payable to the Participant under the Fleet Financial Group, Inc. Retirement Income Assurance Plan, as in effect from time to time; provided that the amounts determined in (i) and (ii) shall be expressed in the form of a “Single Life Annuity” commencing on the Participant’s “Annuity Starting Date” (with such quoted terms having the meaning set forth in the Basic Plan).

5.2 Calculation and Payment of Benefits. Except with respect to a Participant who is a “Cash Balance Participant” under the Basic Plan, benefits payable under the Plan shall be calculated in the same manner, paid in the same form, commence at the same time, and paid under the same terms and conditions as the benefits payable to the Participant (or Beneficiary) under the Basic Plan. A Participant who is a “Cash Balance Participant” under the Basic Plan shall have the right to elect benefits under the Plan under the same terms and conditions (and only under the same terms and conditions), including but not limited to manner of calculation, form of payment and time of commencement, as the Participant would under the Basic Plan if the Participant were not a “Cash Balance Participant.” Except as otherwise provided herein, the rights of a Participant are determined based on the terms of the Plan in effect at the time the Participant terminated employment.

IN WITNESS WHEREOF, this Amendment Two has been adopted by the Human Resources and Planning Committee on the 15th day of October, 1997 and is executed by a duly authorized officer of Fleet Financial Group, Inc.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, Secretary and General Counsel

2

AMENDMENT THREE

TO THE

FLEET FINANCIAL GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.	Section 5.1 is amended effective July 1, 1998 to read as follows:

5.1 Amount of Benefits. The amount of the benefit payable under the Plan to a Participant will be equal to (a) minus (b), but not less than zero, where

(a) is the amount of benefit the Participant would have been entitled to receive under the Basic Plan in the form of a “Single Life Annuity” commencing on his “Annuity Starting Date” if (i) under Section 5.1(a)(i) of the Basic Plan, “52.5%” were replaced by “60%”, (ii) the term “Compensation” under the Basic Plan included bonus awards (A) paid to the Participant on or after January 1, 1994 under the Corporate Executive Incentive Plan or other short-term incentive award program of the Company and (B) paid while the Employee is a Participant in the Plan, (iii) the limitations of sections 401(a)(17) and 415 of the Code (and the provisions of the Basic Plan applying those limitations) did not exist, and (iv) the Participant were treated under the Basic Plan as a “Participant” who is not a “Cash Balance Participant”, and

(b) is the sum of (i) the benefit payable to the Participant under the Basic Plan, and (ii) the benefit payable to the Participant under the Fleet Financial Group, Inc. Retirement Income Assurance Plan, as in effect from time to time; provided that the amounts determined in (i) and (ii) shall be expressed in the form of a “Single Life Annuity” commencing on the Participant’s “Annuity Starting Date” (with such quoted terms having the meaning set forth in the Basic Plan).

2.	Section 8.8 is added effective July 1, 1998 to read as follows:

8.8 Nonduplication of Benefits. The benefits payable to a Participant under this Plan shall be reduced on an Actuarial Equivalent basis by the benefit such Participant earned under any other nonqualified defined benefit plan, which counts bonuses as part of compensation under the plan formula, and which does not provide for a reduction of benefits under such plan, for benefits payable under this Plan, to the extent that the benefits under such plan were accrued upon the Participant’s service that was included as Credited Service under this Plan.

3.	5.5 Effect of Disregard of Service. To the extent that service for a calendar year is not taken into account in determining the amount of benefit under Section 5.1(a), such year shall also be disregarded for purposes of determining the amount of benefit under Section 5.1(b).

4.	Appendix A is added to read as follows:

APPENDIX A

SPECIAL RULES

This Appendix A is part of the Plan and contains special rules applicable only to the Participants described herein. If provisions of this Appendix A conflict with any other provisions of the Plan with respect to such Participants, the provisions of this Appendix A shall govern.

A.	Provisions Applicable to Named Fleet Executives

1. Mr. Zucchini: The minutes of the September 14, 1993 meeting of the Executive Compensation Committee of the Company include the following statement:

“The Committee approved the crediting of 5 additional years service in 1998 and an additional 5 years of service in 2003 to Michael Zucchini’s, non-qualified retirement plan benefit, based on continuous employment to the years 1998 and 2003, respectively; and the acceleration of the additional credited service in the event of a change of control.”

2. Mr. Breitman: Leo Breitman shall become a Participant in this Plan effective January 1, 1997, and bonuses paid to him on or after that date shall be counted as part of his Compensation. Mr. Breitman’s Credited Service shall be based on an Employment Commencement Date of July 1, 1991.

B.	Shawmut National Corporation

1. The Shawmut National Corporation Executive Supplement Retirement Plan (“Shawmut SERP”) terminated effective November 30, 1995. This Section B of Appendix A shall apply solely to former participants in the Shawmut SERP or the Shawmut National Corporation Excess Benefit Plan (“Shawmut Excess Plan”) who are Participants in this Plan (collectively, “Shawmut Participants”).

2. Unless otherwise provided in this Appendix A or by the Company in writing, (1) Shawmut Participants shall become Participants in this Plan effective December 1, 1995, (2) the base compensation, but not bonuses, paid by Shawmut National Corporation to Shawmut Participants shall be treated as Compensation under this Plan, and (3) only the Company service of Shawmut Participants shall be treated as Credited Service under the Plan.

3. A Participant’s benefit under the Shawmut SERP that is attributable to service that is also treated as Credited Service under this Plan shall be offset against the benefit otherwise payable under this Plan with respect to such Credited Service.

4. Mr. Overstrom: For purposes of Section 5.1(a), Mr. Gunnar Overstrom’s Credited Service shall be determined by counting service taken into account under the Shawmut SERP. Mr. Overstrom’s Employment Contract with the Company has special provisions that must be taken into account in determining his pension benefit under the combination of this Plan and his Employment Contract.

2

5. Mr. Eyles: For purposes of Section 5.1(a), Mr. David Eyles’ Credited Service shall be determined as if he became a Participant on March 2, 1992. For purposes of the offset under Section 8.8, no amount in excess of the age 62 Actuarial Equivalent of Mr. Eyles’ Shawmut SERP benefit shall be taken into account if Mr. Eyles begins receiving his Plan benefit after age 62.

6. The liability for the benefits under the Shawmut SERP of the following former participants, or beneficiary of a former participant, in the Shawmut SERP shall be transferred to this Plan as of the date of termination of the Shawmut SERP.

Name	Birth Date	Payment Form	Annual Benefit
Kalchbrenner, Patricia	01/01/33	Single life annuity	1,591.44
Spencer, Jr. Harry	02/03/25	50% J&S	1,319.04

IN WITNESS WHEREOF, this Amendment Three has been adopted by the Human Resources and Planning Committee on the 17th day of June, 1998 and is executed by a duly authorized officer of Fleet Financial Group, Inc.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, Secretary and General Counsel

3

AMENDMENT FOUR

TO THE

FLEET FINANCIAL GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

1.	Section 3.2 is amended effective August 15, 1999 to read as follows:

3.2. Termination of Participation. The Chief Executive Officer of the Company may terminate a Participant prospectively for any reason. Any such termination of participation shall not reduce the benefit accrued by the Participant up to the date of termination.

2.	Section 5.4 is amended effective August 15, 1999 to read as follows:

5.4 Vesting. If a Participant or Beneficiary is not entitled to receive a benefit under the Basic Plan because the benefit is not vested, the Participant or Beneficiary shall also not be entitled to receive benefits under the Plan.

3.	Section 5.5 is added effective August 15, 1999 to read as follows:

5.5 Forfeitures. Notwithstanding anything in this Plan to the contrary, any benefits payable to a Participant hereunder may be forfeited, discontinued or reduced prior to a Change of Control, if the Committee determines, in its discretion, based on the advice and recommendation of management, that (i) the Participant has been convicted of a felony, or (ii) the Participant has failed to contest a prosecution for a felony, or (iii) the Participant has engaged in willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Company. Following a Change of Control, a Participant’s benefits may be forfeited, discontinued or reduced only if a Participant has been convicted of a felony or has failed to contest a prosecution for a felony.

4.	Article 7 is amended effective August 15, 1999 to read as follows:

Article 7. Amendment or Termination of Plan.

The Plan may be amended or terminated in writing by the Committee or the Company in any manner at any time. Notwithstanding the previous sentence, no such amendment or termination may reduce the amount of a Participant’s benefit or his distribution rights related thereto as determined under the provisions of the Plan in effect immediately prior to such amendment or termination, and this second sentence of Article 7 is irrevocable and may not be amended.

IN WITNESS WHEREOF, this Amendment Four has been adopted by the Human Resources and Planning Committee on the 15th day of August, 1999 and is executed by a duly authorized officer of Fleet Financial Group, Inc.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, Secretary and General Counsel

2

AMENDMENT FIVE TO

THE

FLEET FINANCIAL GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

1.	Upon the effective date of the final legal approval of the change in the name of the Company to FleetBoston Financial Corporation, the name “Fleet Financial Group, Inc.” will be replaced by the name “FleetBoston Financial Corporation” wherever it appears in the Plan.

2.	Section 8.9 is added effective January 1, 2000 to read as follows:

8.9 Social Security Tax. Subject to the requirements of Code section 3121(v)(2) and the regulations thereunder, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act (“FICA”) taxes on a Participant’s Plan benefit or account are paid and whether any portion of such FICA taxes shall be withheld from the Participant’s wages or deducted from the Participant’s benefit or account.

IN WITNESS WHEREOF, this Amendment Five is executed by a duly authorized officer of Fleet Boston Corporation.

FLEET BOSTON CORPORATION

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, Secretary and General Counsel

AMENDMENT SIX

TO THE

FLEET FINANCIAL GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement), AS AMENDED

WHEREAS, the Human Resources and Board Governance Committee of the Board of Directors of FleetBoston Financial Corporation has determined that it is desirable to amend The FleetBoston Financial Corporation Supplemental Executive Retirement Plan (1996 Restatement), as amended (the “Plan”), as permitted by Article 7 of the Plan.

NOW THEREFORE, the Plan is hereby amended as follows, effective as of the date hereof:

The following item 3 is hereby added after item 2 (“Mr. Breitman”) of Section A of Appendix A:

3. Mr. Terrence Murray. Mr. Murray shall be entitled to receive a retirement benefit (the “Retirement Benefit”) determined under the Plan, subject to the following:

•	Notwithstanding anything to the contrary in the Plan, including section 5.1(a)(ii) of the Plan, the term “Average Annual Compensation” under the Basic Plan shall be defined as the average of the highest three years’ Form W-2, Box I compensation for the 1996 to 2000 calendar years, plus any amounts of compensation deferred by the Participant under the Company’s deferred compensation plans for such years that would have been includible in the Participant’s gross income for Federal income tax purposes for such years but for such deferral.

•

Notwithstanding anything in the Plan to the contrary, fifty-five percent (55%) to sixty-five percent (65%), as elected by Mr. Murray at retirement, of the value (based on the 1983 Group Annuity Mortality Table for Males and the interest rate used for lump sum calculation purposes described in the next sentence) of the Retirement Benefit will be payable in the form of a 100% Qualified Joint and Survivor Annuity. The remaining portion of the value of the Retirement Benefit will be payable as a twenty-year certain only payment (the “Twenty-Year Certain Only Portion”) commencing at such time as elected by Mr. Murray at least twelve months prior to retirement, with remaining payments, if Mr. Murray should die before receiving the twenty payments, payable for the remainder of the 20-year period to the beneficiary or beneficiaries designated by Mr. Murray during his lifetime, provided that if at the time of Mr. Murray’s death no beneficiary shall have been designated by Mr. Murray or all such beneficiaries shall have died within the 20-year period, the unpaid amounts of the Twenty-Year Certain Only Portion shall be paid to The Murray Family Charitable Foundation. Notwithstanding the foregoing, if Mr. Murray makes a written election at least twelve months prior to retirement (the “First Election”), the Twenty-Year Certain Only Portion will be payable at such time or times on or after retirement as so elected, either in a single lump sum or in up to eighteen annual payments, with the remainder payable as a lump sum, with any such lump sum payments calculated using the interest rate that would be used at the relevant time pursuant to the rules of section 1.2(1) of the Basic Plan (as in effect on September 21, 2001) for an “Actuarial Equivalent” lump sum (the “GATT Rate”), plus 150 basis points; provided, however, that, at Mr. Murray’s sole election, no less than twelve months prior to the previously elected payment date for a lump sum in accordance with the First Election (or to the extent applicable, any Subsequent Election), Mr. Murray may elect to change such payment date (a “Subsequent Election”) to a date not less than twelve months after the lump sum payment date Mr. Murray originally elected in his First Election (or the to extent applicable, any Subsequent Election); provided, further, that, notwithstanding the payment date elected in the First Election or a Subsequent Election, in the event the GATT Rate, as published for the month prior to the month in which his lump sum is to be paid (whether pursuant to a First Election or a Subsequent Election), is greater than six and three quarters percent (6-3/4%) (the “Threshold Rate”), then the lump sum shall not be paid, and Mr. Murray shall continue to receive annual payments with respect to the Twenty-Year Certain Only Portion, however, Mr. Murray shall receive the lump sum on the date that is twelve months following the date Mr. Murray previously elected pursuant to his most recent election on file (whether pursuant to a First Election or a Subsequent Election), if the GATT Rate is below the Threshold Rate; provided, further, that, without regard to whether the Threshold Rate exceeds the GATT Rate, Mr. Murray will be paid the remaining portion of the Twenty-Year Certain Only Portion in a lump sum on the second anniversary of the date that Mr. Murray elected in his most recent election on file (whether pursuant to a First Election or a Subsequent Election), unless Mr. Murray elects to change such payment date by making a Subsequent Election no less than twelve months prior to such payment date. If Mr. Murray should die before receiving the entire Twenty-Year Certain Only Portion, the right to make Subsequent Elections shall inure to the benefit of his designated beneficiary.

IN WITNESS WHEREOF, this Amendment Six is adopted pursuant to the authority of the Committee and is executed by a duly authorized officer of the Company on the 10th day of October, 2001.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ William C. Mutterperl
Name:	William C. Mutterperl
Title:	Executive Vice President, Secretary and General Counsel

2

AMENDMENT SEVEN

TO THE FLEETBOSTON FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

WHEREAS, the Human Resources and Board Governance Committee of the Board of Directors of FleetBoston Financial Corporation has determined that it is desirable to amend the FleetBoston Financial Corporation Supplemental Executive Retirement Plan (1996 Restatement), as amended (the “Plan”), as permitted by Article 7 of the Plan.

NOW THEREFORE, the Plan is hereby amended effective immediately as follows:

1.	Section 5.1(a) of the Plan is amended to read as follows:

(a) is the amount of benefit the Participant would have been entitled to receive under the Basic Plan in the form of a “Single Life Annuity” commencing on his “Annuity Starting Date” if:

(i) under Section 5.1(a)(i) of the Basic Plan, “52.5%” were replaced by “60%”,

(ii) for Plan Years beginning on or after January 1, 2002, the term “Compensation” under the Basic Plan included the value, as determined by the Committee, of bonus awards (whether in the form of cash or an equity-type interest in the Company or both) paid to the Participant after December 31, 2001, while an Employee participating in the Plan, under the Management Incentive Plan and, to the extent determined by the Committee, other short-term incentive award programs of the Company,

(iii) for Plan years beginning before January 1, 2002, the term “Compensation” under the Basic Plan included bonus awards (A) paid to the Participant on or after January 1, 1994 under the Corporate Executive Incentive Plan or other short-term incentive award program of the Company and (B) paid while the Employee is a Participant in the Plan,

(iv) the limitations of sections 401(a)(17) and 415 of the Code (and the provisions of the Basic Plan applying those limitations) did not exist, and

(v) the Participant were treated under the Basic Plan as a “Participant” who is not a “Cash Balance Participant”, and

2.	Section 5.5 of the Plan is amended in its entirety, to read as follows:

Forfeitures. Notwithstanding anything in this Plan to the contrary, any benefits payable to a Participant hereunder may be forfeited, discontinued or reduced prior to a Change of Control, if the Committee determines, in its discretion, based on the advice and recommendation of management, that

(a)	the Participant has been convicted of a felony involving felonious intent, as opposed to negligent or reckless conduct,

(b)	the Participant has failed to contest a prosecution for a felony described in subsection (a), or

(c)	the Participant has engaged in willful misconduct or dishonesty,

any of which ((a),(b) or (c), as applicable) is directly harmful to the business or reputation of the Company. Following a Change of Control, a Participant’s benefits may be forfeited, discontinued or reduced only if a Participant has been convicted of a felony or has failed to contest a prosecution for a felony as described in subsections (a) or (b) above.

IN WITNESS WHEREOF, this Amendment Seven has been adopted by the Human Resources and Planning Committee on the 19th day of February, 2002, and is executed by a duly authorized officer of FleetBoston Financial Corporation.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ Gary A. Speiss
Gary A. Speiss
Executive Vice President, Secretary and General Counsel

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AMENDMENT EIGHT

TO THE FLEETBOSTON FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

WHEREAS, the Human Resources Committee of the Board of Directors of FleetBoston Financial Corporation has determined that it is desirable to amend the FleetBoston Financial Corporation Supplemental Executive Retirement Plan (1996 Restatement), as amended (the “Plan”), as permitted by Article 7 of the Plan.

NOW THEREFORE, the Plan is hereby amended effective immediately as follows:

1.	Appendix A is hereby amended to add the following new Sub-section 3 at the end of Section A:

3. Consistent with the actions taken by the Human Resources Committee at their meeting held on October 15, 2002, Anne Finucane shall become a participant in the Plan on January 1, 2003. For purposes of calculating her retirement benefit under the Plan, if Ms. Finucane remains continuously employed through January 1, 2008, or if her employment is terminated by the Company without “cause” or if she terminates her employment for “good reason” following a “change in control” of the Company, Ms. Finucane will receive 2 years of Credited Service for each year of actual service since January 1, 2003, such practice to continue until she is credited with a maximum of thirty (30) years of Credited Service. The terms “cause” and “good reason” shall be defined as such terms are defined in her change of control agreement with the Company.

IN WITNESS’ WHEREOF, this Amendment Eight has been adopted by the Human Resources Committee on the 15th day of October, 2002 and is executed by a duly authorized officer of FleetBoston Financial Corporation.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. Anne Szostak
M. Anne Szostak
Executive Vice President and Director of Human Resources

AMENDMENT NINE

TO

THE FLEETBOSTON FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

Section 8.1 of the Plan is amended effective January 1, 2003, to read as follows:

8.1	Assignment or Alienation.

(a) Except as provided in Section 8.1(b) or as otherwise required by law, the interest hereunder of any Participant or Beneficiary shall not be alienable by the Participant or Beneficiary by assignment or any other method and will not be subject to be taken by his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected shall not be recognized.

(b) All or a portion of a Participant’s benefit under the Plan may be paid to another person as specified in a “Qualified Domestic Relations Order.” For this purpose, a “Qualified Domestic Relations Order” means a judgment, decree, or order (including the approval of a settlement agreement) which is:

(i) issued pursuant to a State’s domestic relations law;

(ii) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(iii) creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan; and

(iv) meets such other requirements established by the Committee.

(c) The Committee shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Committee may consider:

(i) the rules applicable to “domestic relations orders” under section 414(p) of the Code and section 206(d) of ERISA;

(ii) the procedures used under the Basic Plan to determine the qualified status of domestic relations orders; and

(iii) such other rules and procedures as it deems relevant.

IN WITNESS WHEREOF, this Amendment Nine was adopted by the Human Resources Committee at its June 17, 2003 meeting and is executed by a duly authorized officer of FleetBoston Financial Corporation.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. Anne Szostak
M. Anne Szostak
Executive Vice President and Director of Human Resources

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AMENDMENT TEN

TO THE FLEETBOSTON FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

WHEREAS, the Human Resources Committee of the Board of Directors of FleetBoston Financial Corporation has determined that it is desirable to amend the FleetBoston Financial Corporation Supplemental Executive Retirement Plan (1996 Restatement), as amended (the “Plan”), as permitted by Article 7 of the Plan.

NOW THEREFORE, the Plan is hereby amended effective immediately as follows:

1. Appendix A is hereby amended to add the following new Sub-section 4 at the end of Section A:

4.	Consistent with the actions taken by the Human Resources Committee at its meeting held on October 21, 2003, Eugene McQuade will receive an additional year of Credited Service for each year of actual service beginning on or after January 1, 2003, for purposes of calculating his retirement benefit under the Plan; provided, however, that the additional service credit provided to Mr. McQuade under this Appendix A shall not be taken into account for purposes of the additional years of service credit provided under Mr. McQuade’s change in control agreement with the Company (i.e., the three year SERP service credit under his change in control agreement when read with this Appendix A to the SERP shall only entitle him to three additional years of service credit, not six additional years).

IN WITNESS WHEREOF, this Amendment Ten has been adopted by the Human Resources Committee on the 21st day of October 2003 and is executed by a duly authorized officer of FleetBoston Financial Corporation.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. Anne Szostak
M. Anne Szostak
Executive Vice President, Director of Human Resources and Diversity

AMENDMENT ELEVEN

TO THE FLEETBOSTON FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(1996 Restatement)

Instrument of Amendment

THIS INSTRUMENT is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).

Statement of Purpose

By this Instrument the Company is amending the FleetBoston Financial Corporation Supplemental Executive Retirement Plan (the “Plan”) (i) to reflect the merger of FleetBoston Financial Corporation with the Company and (ii) to reflect the impact of Tax Code section 409A. At all times, the Company has reserved the right to amend the Plan in whole or in part.

NOW, THEREFORE, the Company hereby amends the Plan effective as of midnight on December 31, 2004 as follows:

1. Section 1.1 is amended to read as follows:

“1.1 Amendment of Plan. FleetBoston Financial Corporation hereby amends, restates and continues the FleetBoston Financial Corporation Supplemental Executive Retirement Plan (the “Plan”) effective as of January 1, 1996. Effective as of April 1, 2004, Bank of America Corporation (the “Company”) acquired FleetBoston Financial Corporation and succeeded to sponsorship of the Plan.”

2. Section 2.5 is amended to read as follows:

“2.5 “Company” means Bank of America Corporation or, where the context so requires, its predecessor or predecessors or its successor or successors. For purposes of this Plan, immediately prior to April 1, 2004, FleetBoston Financial Corporation was the predecessor to the Bank of America Corporation.”

3. A new Section 8.9 is added to read as follows:

“8.9 Compliance with Code Section 409A. The Plan is intended to comply with Code section 409A, and official guidance issued thereunder, with respect to amounts deferred under the Plan after 2004. Further, the Plan is intended to be operated and administered in a manner (i) that will not constitute a “material modification” of the Plan for purposes of the effective date provisions of Code section 409A or (ii) that would otherwise cause amounts deferred prior to 2005 to become subject to the requirements of Code section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated, and administered consistent with this intent”

4.	Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Bank of America Corporation, on behalf of all participating employers in the Plan, has caused this Instrument to be duly executed on the 17th day of December, 2004.

BANK OF AMERICA CORPORATION

By:	/s/ J. Steele Alphin
J. Steele Alphin, Corporate Personnel Executive

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